Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

September 3, 2015

Aon plc

122 Leadenhall Street

London, England EC3V 4AN

Aon Corporation

200 East Randolph Street

Chicago, Illinois 60601

Re:                             Aon plc and Aon Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Aon plc, a corporation organized under the laws of England and Wales (“Aon plc”), and Aon Corporation, a company organized under the laws of the State of Delaware (“Aon Corporation,” and together with Aon plc, the “Issuers”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i)                                     unsecured debt securities of Aon plc, which may be unsecured senior debt securities (the “Aon plc Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Aon plc Subordinated Debt Securities,” and together with the Aon plc Senior Debt Securities, the “Aon plc Debt Securities”);

(ii)                                  unsecured debt securities of Aon Corporation, which may be unsecured senior debt securities (the “Aon Corporation Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Aon Corporation Subordinated Debt Securities,” and together with the Aon Corporation Senior Debt Securities, the “Aon Corporation Debt Securities,” and the Aon Corporation Debt Securities, together with the Aon plc Debt Securities, the “Debt Securities”);

(iii)                               guarantees of the Aon plc Senior Debt Securities by Aon Corporation (the “Aon plc Senior Debt Securities Guarantees”) and guarantees of the Aon plc Subordinated Debt Securities by Aon Corporation (the “Aon plc Subordinated Debt Securities Guarantees,” and together with the Aon plc Senior Debt Securities Guarantees, the “Aon plc Debt Securities Guarantees”);

(iv)                              guarantees of the Aon Corporation Senior Debt Securities by Aon plc (the “Aon Corporation Senior Debt Securities Guarantees”) and guarantees of the Aon Corporation Subordinated Debt Securities by Aon plc (the “Aon Corporation Subordinated Debt Securities Guarantees,” and together with the Aon Corporation Senior Debt Securities Guarantees, the “Aon Corporation Debt Securities Guarantees,” and the Aon Corporation Debt Securities Guarantees, together with the Aon plc Debt Securities Guarantees, the “Guarantees”);

(v)                                 share purchase contracts of Aon plc (the “Share Purchase Contracts”), obligating the holders thereof to purchase from Aon plc and Aon plc to sell to such holders, a specified number of Class A Ordinary Shares of Aon plc (“Aon plc Class A Ordinary Shares”); and

(vi)                              share purchase units of Aon plc (the “Share Purchase Units”), each representing ownership of a Share Purchase Contract and one or more other securities, including Aon plc Debt Securities, preference shares of Aon plc (the “Aon plc Preference Shares”), Aon Corporation Debt Securities or debt obligations of third parties other than Aon plc or Aon Corporation.

The Debt Securities, the Guarantees, the Share Purchase Contracts and the Share Purchase Units are collectively referred to herein as the “Securities.” You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

Unless otherwise specified in the applicable Prospectus Supplement:

(1)                                 Aon plc Senior Debt Securities will be issued under one or more senior indentures (each, an “Aon plc Senior Indenture”) to be entered into among Aon plc, as issuer, Aon Corporation, as guarantor, and a trustee (the “Aon plc Senior Trustee”);

(2)                                 Aon plc Subordinated Debt Securities will be issued under one or more subordinated indentures (each, an “Aon plc Subordinated Indenture,” and together with each Aon plc Senior Indenture, the “Aon plc Indentures”) to be entered into among Aon plc, as issuer, Aon Corporation, as guarantor, and a trustee (the “Aon plc Subordinated Trustee,” and together with the Aon plc Senior Trustee, the “Aon plc Trustees”);

(3)                                 Aon Corporation Senior Debt Securities will be issued under one or more senior indentures (each, an “Aon Corporation Senior Indenture”) to be entered into among Aon Corporation, as issuer, Aon plc, as guarantor, and a trustee (the “Aon Corporation Senior Trustee”);

(4)                                 Aon Corporation Subordinated Debt Securities will be issued under one or more subordinated indentures (each, an “Aon Corporation Subordinated Indenture,” and together with each Aon Corporation Senior Indenture, the “Aon Corporation Indentures”) to be entered into among Aon Corporation, as issuer, Aon plc, as guarantor, and a trustee (the “Aon Corporation Subordinated Trustee,” and together with the Aon Corporation Trustee, the “Aon Corporation Trustees”); and

(5)                                 the Share Purchase Contracts will be issued under a share purchase contract (the “Share Purchase Contract Agreement”) between Aon plc and a purchase contract agent (the “Share Purchase Contract Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Prospectus and the exhibits to the Registration Statement.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Issuers and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts  relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Issuers.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The Aon plc Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of Aon plc when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Aon plc Senior Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939 (the “TIA”); (ii) the Prospectus Supplement with respect to such series of Aon plc Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Aon plc Senior Indenture shall have been duly authorized, executed and delivered by the parties thereto; (iv) all necessary corporate action shall have been taken by Aon plc to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Aon plc Senior Debt Securities as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Aon plc Senior Debt Securities and the Aon plc Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Aon plc Senior Debt Securities as contemplated by the Aon plc Senior Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Aon plc Senior Debt Securities shall have been duly executed and delivered by, in the case of such a supplemental indenture, Aon plc, Aon Corporation and the Aon plc Senior Trustee or, in the case of such an officers’ certificate, duly authorized officers of Aon plc, in each case in accordance with the Articles of Association of Aon plc (the “Aon plc Articles of Association”), final resolutions of the board of directors of Aon plc or a duly authorized committee thereof (“Aon plc Board Resolutions”) and the Aon plc Senior Indenture; and (vi) the certificates evidencing the Aon plc Senior Debt Securities of such series shall have been duly executed and delivered by Aon plc, authenticated by the Aon plc Senior Trustee and issued, all in accordance with the Aon plc Articles of Association, the applicable Aon plc Board Resolutions, the Aon plc Senior Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Aon plc Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

2.                                      The Aon plc Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of Aon plc when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Aon plc Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) the Prospectus Supplement with respect to such series of Aon plc Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Aon plc Subordinated Indenture shall have been duly authorized, executed and delivered by the parties thereto; (iv) all necessary corporate action shall have been taken by Aon plc to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Aon plc Subordinated Debt Securities as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Aon plc Subordinated Debt Securities and the Aon plc Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Aon plc Subordinated Debt

Securities as contemplated by the Aon plc Subordinated Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Aon plc Subordinated Debt Securities shall have been duly executed and delivered by, in the case of such a supplemental indenture, Aon plc, Aon Corporation and the Aon plc Subordinated Trustee or, in the case of such an officers’ certificate, duly authorized officers of Aon plc, in each case in accordance with the Aon plc Articles of Association, the applicable Aon plc Board Resolutions and the Aon plc Subordinated Indenture; and (vi) the certificates evidencing the Aon plc Subordinated Debt Securities of such series shall have been duly executed and delivered by Aon plc, authenticated by the Aon plc Subordinated Trustee and issued, all in accordance with the Aon plc Articles of Association, the applicable Aon plc Board Resolutions, the Aon plc Subordinated Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Aon plc Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

3.                                      The Aon Corporation Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of Aon Corporation when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Aon Corporation Senior Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) the Prospectus Supplement with respect to such series of Aon Corporation Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Aon Corporation Senior Indenture shall have been duly authorized, executed and delivered by the parties thereto; (iv) all necessary corporate action shall have been taken by Aon Corporation to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Aon Corporation Senior Debt Securities as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Aon Corporation Senior Debt Securities and the Aon Corporation Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Aon Corporation Senior Debt Securities as contemplated by the Aon Corporation Senior Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Aon Corporation Senior Debt Securities shall have been duly executed and delivered by, in the case of such a supplemental indenture, Aon Corporation, Aon plc and the Aon Corporation Senior Trustee or, in the case of such an officers’ certificate, duly authorized officers of Aon Corporation, in each case in accordance with the Amended and Restated Certificate of Incorporation of Aon Corporation (the “Aon Corporation Certificate of Incorporation”), the by-laws of Aon Corporation (the “Aon Corporation By-Laws”), final resolutions of the board of directors of Aon Corporation or a duly authorized committee thereof (“Aon Corporation Board Resolutions”) and the Aon Corporation Senior Indenture; and (vi) the certificates evidencing the Aon Corporation Senior Debt Securities of such series shall have been duly executed and delivered by Aon Corporation, authenticated by the Aon Corporation Senior Trustee and issued, all in accordance with the Aon Corporation Certificate of Incorporation, the Aon Corporation By-Laws, the applicable Aon Corporation Board Resolutions, the Aon Corporation Senior Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Aon Corporation Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

4.                                      The Aon Corporation Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of Aon Corporation when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Aon Corporation Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) the Prospectus Supplement with respect to such series of Aon Corporation Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Aon Corporation Subordinated Indenture shall have been duly authorized, executed and delivered by the parties thereto; (iv) all necessary corporate action shall have been taken by Aon Corporation to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Aon Corporation Subordinated Debt Securities as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Aon Corporation Subordinated Debt Securities and the Aon Corporation Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Aon Corporation Subordinated Debt Securities as contemplated by the Aon Corporation Subordinated Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Aon Corporation Subordinated Debt Securities shall have been duly executed and delivered by, in the case of such a supplemental indenture, Aon Corporation, Aon plc and the Aon Corporation Subordinated Trustee or, in the case of such an officers’ certificate, duly authorized officers of Aon Corporation, in each case in accordance with the Aon Corporation Certificate of Incorporation, Aon Corporation By-Laws, the applicable Aon Corporation Board Resolutions and the Aon Corporation Subordinated Indenture; and (vi) the certificates evidencing the Aon Corporation Subordinated Debt Securities of such series shall have been duly executed and delivered by Aon Corporation, authenticated by the Aon Corporation Subordinated Trustee and issued, all in accordance with the Aon Corporation Certificate of Incorporation, the Aon Corporation By-Laws, the applicable Aon Corporation Board Resolutions, the Aon Corporation Subordinated Indenture and the

supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Aon Corporation Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

5.                                      Each Aon Corporation Debt Securities Guarantee will constitute a validly issued and binding obligation of Aon plc when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the applicable Aon Corporation Indenture shall have been qualified under the TIA; (ii) the Prospectus Supplement with respect to the Aon Corporation Debt Securities Guarantee and the series of Aon Corporation Debt Securities to which such Aon Corporation Debt Securities Guarantee relates shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the applicable Aon Corporation Indenture shall have been duly authorized, executed and delivered by the parties thereto; (iv) all necessary corporate action shall have been taken by Aon Corporation to authorize the form, terms, execution, delivery, performance, issuance and sale of such Aon Corporation Debt Securities as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Aon Corporation Debt Securities and Aon Corporation Debt Securities Guarantee and the applicable Aon Corporation Indenture; (v) all necessary corporate action shall have been taken by Aon plc to authorize the form, terms, execution, delivery, performance, issuance and sale of such Aon Corporation Debt Securities Guarantee as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Aon Corporation Debt Securities and Aon Corporation Debt Securities Guarantee and the applicable Aon Corporation Indenture; (vi) the certificates evidencing the Aon Corporation Debt Securities of such series to which such Aon Corporation Debt Securities Guarantee relates shall have been duly executed and delivered by Aon Corporation, authenticated by the applicable Aon Corporation Trustee and issued, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers of such Aon Corporation Debt Securities and Aon Corporation Debt Securities Guarantee against payment of the agreed consideration therefor; and (vii) the notation of guarantee evidencing the Aon Corporation Debt Securities Guarantee shall have been duly executed and delivered by Aon plc, and issued, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers of such Aon Corporation Debt Securities and Aon Corporation Debt Securities Guarantee against payment of the agreed consideration therefor.

6.                                      Each Aon plc Debt Securities Guarantee will constitute a validly issued and binding obligation of Aon Corporation when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the

Securities Act and the applicable Aon plc Indenture shall have been qualified under the TIA; (ii) the Prospectus Supplement with respect to the Aon plc Debt Securities Guarantee and the series of Aon plc Debt Securities to which such Aon plc Debt Securities Guarantee relates shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the applicable Aon plc Indenture shall have been duly authorized, executed and delivered by the parties thereto; (iv) all necessary corporate action shall have been taken by Aon plc to authorize the form, terms, execution, delivery, performance, issuance and sale of such Aon plc Debt Securities as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Aon plc Debt Securities and Aon plc Debt Securities Guarantee and the applicable Aon plc Indenture; (v) all necessary corporate action shall have been taken by Aon Corporation to authorize the form, terms, execution, delivery, performance, issuance and sale of such Aon plc Debt Securities Guarantee as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Aon plc Debt Securities and Aon plc Debt Securities Guarantee and the applicable Aon plc Indenture; (vi) the certificates evidencing the Aon plc Debt Securities of such series to which such Aon plc Debt Securities Guarantee relates shall have been duly executed and delivered by Aon plc, authenticated by the applicable Aon plc Trustee and issued, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers of such Aon plc Debt Securities and Aon plc Debt Securities Guarantee against payment of the agreed consideration therefor; and (vii) the notation of guarantee evidencing the Aon plc Debt Securities Guarantee shall have been duly executed and delivered by Aon Corporation, and issued, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers of such Aon plc Debt Securities and Aon plc Debt Securities Guarantee against payment of the agreed consideration therefor.

7.                                      The Share Purchase Contracts will constitute valid and binding obligations of Aon plc when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to such Share Purchase Contracts shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Share Purchase Contract Agreement relating to such Share Purchase Contracts shall have been duly authorized, executed and delivered by Aon plc and duly executed and delivered by the Share Purchase Contract Agent named in the Share Purchase Contract Agreement; (iv) Aon plc Board Resolutions shall have been duly adopted authorizing the execution, delivery, issuance and sale of such Share Purchase Contracts; (v) any necessary public limited company action under the laws of England and Wales in respect of the issuance and sale of such Share Purchase Contracts shall have been taken by Aon plc; and (vi) certificates representing such Share Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the

Share Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Share Purchase Contract Agreement against payment of the agreed consideration therefor.

8.                                      The Share Purchase Units will constitute valid and binding obligations of Aon plc when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to such Share Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) Aon plc Board Resolutions have been duly adopted authorizing the execution, delivery, issuance and sale of such Share Purchase Units; (iv) if any Aon plc Debt Securities are a component of the Share Purchase Unit, the actions described in paragraph 1 or 2 above, as applicable, shall have been taken; (v)  if any Aon plc Preference Shares are a component of the Share Purchase Unit, any necessary public limited company action shall have been taken under the laws of England and Wales to authorize and approve the issuance of such Aon plc Preference Shares; (vi) if any Aon Corporation Debt Securities are a component of the Share Purchase Unit, the actions described in paragraph 3 or 4 above, as applicable, shall have been taken; (vii) if any debt obligations of a third party (other than Aon plc and Aon Corporation) are a component of the Share Purchase Unit, any necessary action shall have been taken to authorize the issuance of such debt obligations; and (viii) certificates representing such Share Purchase Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.  Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i)                                     the Securities being offered will be issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement relating thereto;

(ii)                                  the execution, delivery and performance by the applicable Issuer of the Aon plc Indentures, the Aon Corporation Indentures and each indenture supplement thereto, each Share Purchase Contract Agreement and any Securities, and the issuance sale and delivery of such Securities by such Issuer, will not (A) contravene or violate the constituent documents of such Issuer, (B) violate any law, rule or regulation applicable to such Issuer, (C) result in a default under or breach of any agreement or instrument binding upon such Issuer or any order, judgment or decree of any court or governmental authority applicable to such Issuer, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); and

(iii) the authorization thereof by the applicable Issuer will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof.

We have further assumed that the Aon plc Indentures and the Aon Corporation Indentures and each indenture supplement thereto, each Share Purchase Contract Agreement and each of the Securities will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) except as set forth above, such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York).  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Sidley Austin LLP